Exhibit 21
List of Subsidiaries

As of December 31, 2021
Listed below are subsidiaries of Philip Morris International Inc. (the “Company”) as of December 31, 2021, and their state or country of organization.

Name	State or Country of Organization

Abal Hermanos S.A.	Uruguay
Acrin (Tobaccos) Limited	United Kingdom
AG Snus Aktieselskab	Denmark
Alkapharmics Sarl	Switzerland
AO Philip Morris Izhora	Russian Federation
C.A. Tabacalera Nacional	Venezuela
Claudio BidCo A/S	Denmark
Claudio HoldCo A/S	Denmark
Cogent Inc.	Canada
Cogent International Manufacturing Ltd.	Canada
Compania Colombiana de Tabaco S.A.S.	Colombia
CTPM International S.A.	Switzerland
f6 Cigarettenfabrik GmbH & Co.KG	Germany
f6 Geschaftsfuhrungs GmbH	Germany
Fertin India Private Limited	India
Fertin Pharma A/S	Denmark
Fertin Pharma Goa India Private Limited	India
Fertin Pharma Research and Development India Private Limited	India
Fortune Landequities and Resources Inc.	Philippines
Genta Jago Technologies BV	Netherlands
George Dobie & Son Limited	United Kingdom
Godfrey Phillips Limited	United Kingdom
Industrias del Tabaco, Alimentos y Bebidas S.A. ITABSA	Ecuador
Innovata Biomed Limited	United Kingdom
Innovata HK Ltd	Hong Kong
Innovata Limited	United Kingdom
Ioniki Trading Company S.A.	Greece
IPM India Wholesale Trading Private Limited	India
Jagotec AG	Switzerland
Krypton Ltd Gibraltar	Gibraltar
LaksonPremier Tobacco Company (Private) Limited	Pakistan
Latin America and Canada Investments B.V.	Netherlands
Leonard Dingler (Proprietary) Limited	South Africa

Limited Liability Company Philip Morris Georgia	Georgia
Limited Liability Company Philip Morris Sales & Marketing	Republic of Moldova
Limited Liability Company Philip Morris Sales and Distribution	Ukraine
MacMillan Maxwell & Co. of Zimbabwe (Pvt.) Limited	Zimbabwe
Massalin Particulares S.R.L.	Argentina
NCP NextGen A/S	Denmark
Nicocigs Limited	United Kingdom
NordicCan A/S	Denmark
Orecla Investments Limited	United Kingdom
Orecla Realty, Inc.	Philippines
Orecla Sarl	Switzerland
Orecla Services SA	Switzerland
OtiTopic Inc.	United States
Pan Africa Entrepreneurs Limited	United Kingdom
Pan Africa Entrepreneurs Services Sarl	Senegal
Pan Africa Invest Company Limited	United Kingdom
Papastratos Cigarettes Manufacturing Company Single Member S.A.	Greece
Papastratos International B.V.	Netherlands
Park (U.K.) Limited	United Kingdom
Park Tobacco Limited	United Kingdom
PdB HoldCo LLC	United States
Philip Morris & Company (UK) Limited	United Kingdom
Philip Morris (Australia) Limited	Australia
Philip Morris (China) Management Co. Ltd.	China
Philip Morris (Malaysia) Sdn. Bhd.	Malaysia
Philip Morris (New Zealand) Limited	New Zealand
Philip Morris (Pakistan) Limited	Pakistan
Philip Morris (Thailand) Ltd.	United States
Philip Morris Aktiebolag	Sweden
Philip Morris Albania Sh.p.k.	Albania
Philip Morris Algeria Sarl	Algeria
Philip Morris ApS	Denmark
Philip Morris Armenia Limited Liability Company	Armenia
Philip Morris Asia Limited	Hong Kong
Philip Morris Austria GmbH	Austria
Philip Morris Bangladesh Limited	Bangladesh
Philip Morris Benelux B.V.	Belgium
Philip Morris BH d.o.o. za trgovinu Sarajevo	Bosnia and Herzegovina
Philip Morris Brands Sarl	Switzerland
Philip Morris Brasil Industria e Comercio Ltda.	Brazil

Philip Morris Brasil S.A.	United States
Philip Morris Bulgaria EOOD	Bulgaria
Philip Morris Chile Comercializadora Limitada	Chile
Philip Morris Colombia S.A.	Colombia
Philip Morris Costa Rica, Sociedad Anonima	Costa Rica
Philip Morris CR a.s.	Czech Republic
Philip Morris Cyprus Ltd	Cyprus
Philip Morris Dominicana, S.A.	Dominican Republic
Philip Morris Eesti Osauhing	Estonia
Philip Morris Egypt Holdings Limited	United Kingdom
Philip Morris Egypt Limited Liability Company	Egypt
Philip Morris El Salvador Sociedad Anonima de Capital Variable	El Salvador
Philip Morris Electronics (Shenzhen) Ltd.	China
Philip Morris Finance SA	Switzerland
Philip Morris Finland Oy	Finland
Philip Morris France S.A.S.	France
Philip Morris Global Brands Inc.	United States
Philip Morris GmbH	Germany
Philip Morris Group Pension Plan Trustees Limited	United Kingdom
Philip Morris Holdings Sarl	Switzerland
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris Hungary Cigarette Trading Ltd.	Hungary
Philip Morris International Holdings B.V.	Netherlands
Philip Morris International Inc.	United States
Philip Morris International Insurance (Ireland) Designated Activity Company	Ireland
Philip Morris International IT Service Center Sarl	Switzerland
Philip Morris International Research Laboratories Pte. Ltd.	Singapore
Philip Morris International Service Center, S.L. Sociedad Unipersonal	Spain
Philip Morris International Services Sarl	Switzerland
Philip Morris Investments B.V.	Netherlands
Philip Morris Investments B.V./Jordan Ltd.Co.	Jordan
Philip Morris Italia S.r.l.	Italy
Philip Morris Jamaica Limited	Jamaica
Philip Morris Japan Godo-Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	South Korea
Philip Morris Latin America Services S.R.L.	Argentina
Philip Morris Limited	United Kingdom
Philip Morris Limited	Australia
Philip Morris Limited	Nigeria
Philip Morris Ljubljana, storitveno podjetje, d.o.o.	Slovenia

Philip Morris Ltd	Israel
Philip Morris Luxembourg S.a.r.l.	Luxembourg
Philip Morris Management Services (Middle East) Limited	United Arab Emirates
Philip Morris Manufacturing & Technology Bologna S.p.A.	Italy
Philip Morris Manufacturing GmbH	Germany
Philip Morris Manufacturing Senegal S.A.R.L.	Senegal
Philip Morris Maroc Sarl	Morocco
Philip Morris Mexico Productos Y Servicios, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Philip Morris Mexico, Sociedad Anónima de Capital Variable	Mexico
Philip Morris Misr Limited Liability Company	Egypt
Philip Morris Montenegro DOO	Montenegro
Philip Morris Nicaragua Sociedad Anonima	Nicaragua
Philip Morris North Africa SARL	Tunisia
Philip Morris Norway AS	Norway
Philip Morris Operations a.d. Nis	Serbia
Philip Morris Panama Sociedad en Comandita por Acciones	Panama
Philip Morris Paraguay S.A.	Paraguay
Philip Morris Pensionstreuhand GmbH	Germany
Philip Morris Peru, Sociedad Anónima	Peru
Philip Morris Polska Distribution Społka z ograniczona odpowiedzialnoscia	Poland
Philip Morris Polska Społka Akcyjna	Poland
Philip Morris Polska Tobacco Społka z ograniczona odpowiedzialnoscia	Poland
Philip Morris Products S.A.	Switzerland
Philip Morris Research Laboratories GmbH	Germany
Philip Morris Reunion S.A.R.L.	Réunion
Philip Morris Romania S.R.L.	Romania
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales and Marketing Ltd.	Russian Federation
Philip Morris Services d.o.o. Beograd	Serbia
Philip Morris Services India Sarl	Switzerland
Philip Morris Services S.A.	Switzerland
Philip Morris Seyahat Perakende Satis Anonim Sirketi	Turkey
Philip Morris Singapore Pte. Ltd.	Singapore
Philip Morris Slovakia s.r.o.	Slovakia
Philip Morris South Africa (Proprietary) Limited	South Africa
Philip Morris South Africa Holdings (Proprietary) Limited	South Africa
Philip Morris Spain, S.L.	Spain
Philip Morris Switzerland Sarl	Switzerland
Philip Morris T & T Limited	Trinidad and Tobago
Philip Morris Taiwan S.A.	Switzerland

Philip Morris Tanzania Limited	Tanzania
Philip Morris Trading (Thailand) Company Limited	Thailand
Philip Morris Trading S.R.L.	Romania
Philip Morris Travel Retail Hong Kong Limited	Hong Kong
Philip Morris Tutunski Kombinat Prilep LLC Skopje	Macedonia
Philip Morris Vietnam Limited Liability Company	Vietnam
Philip Morris World Trade S.a r.l.	Switzerland
Philip Morris Zagreb d.o.o. za vanjsku i unutarnju trgovinu	Croatia
Philmor Global Business Services (India) Private Limited	India
PHILSA Philip Morris Sabanci Sigara ve Tutunculuk Sanayi ve Ticaret A.S.	Turkey
PM Equity Partner Sarl	Switzerland
PM Tobakk Norge AS	Norway
PMFTC Inc.	Philippines
PMG Joint Stock Company	Vietnam
PMI Business Solutions (Philippines) Inc.	Philippines
PMI Engineering S.A.	Switzerland
PMI Global Services Inc.	United States
PMI Global Studio Limited	United Kingdom
PMI Service Center Europe spolka z ograniczona odpowiedzialnoscia	Poland
PMM-S.G.P.S., S.A.	Portugal
PrJSC Philip Morris Ukraine	Ukraine
ProfiGen do Brasil Ltda.	Brazil
ProfiGen LLC	United States
Proveedora Ecuatoriana S.A. PROESA	Ecuador
PT Agasam	Indonesia
PT Golf Taman Dayu	Indonesia
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Harapan Maju Sentosa	Indonesia
PT Persada Makmur Indonesia	Indonesia
PT Perusahaan Dagang Dan Industri Panamas	Indonesia
PT Philip Morris Indonesia	Indonesia
PT Philip Morris Sampoerna International Service Center	Indonesia
PT Sampoerna Indonesia Sembilan	Indonesia
PT SRC Indonesia Sembilan	Indonesia
PT Taman Dayu	Indonesia
PT Wahana Sampoerna	Indonesia
Qdose Limited	United Kingdom
Quadrant (USA), Inc.	United States
Quadrant Drug Delivery Limited	United Kingdom
Quadrant Healthcare Limited	United Kingdom
Quadrant Tecnologies Limited	United Kingdom

Reviti International Sarl	Switzerland
Reviti Limited	United Kingdom
Rothmans Inc.	Canada
Rothmans, Benson & Hedges Inc.	Canada
Sampoerna International Pte. Ltd.	Singapore
Sampoerna Tabacos America Latina Ltda.	Brazil
Servicios Administrativos Integrados Saiteg, C.A.	Venezuela
SFV Limited Liability Company	Vietnam
SIA Philip Morris Latvia	Latvia
Sistemas Administrativos Integrales de Colombia S.A.	Colombia
SkyePharma AG	Switzerland
SkyePharma Holding AG	Switzerland
Skyepharma Holding Inc.	United States
Skyepharma Management AG	Switzerland
Skyepharma US Inc.	United States
Spexis AG	Switzerland
Sterling Tobacco Corporation	Philippines
Superior Tobacco Co N.V.	Aruba
Superior Tobacco Company Curacao N.V.	Curacao
Tabacalera Andina S.A. TANASA	Ecuador
Tabacalera Centroamericana Sociedad Anonima	Guatemala
Tabacontrole S.G.P.S., S.A.	Portugal
Tabacos Desvenados, Sociedad Anonima de Capital Variable	Mexico
Tabamark S.A.	Uruguay
Tabaqueira - Empresa Industrial de Tabacos, S.A.	Portugal
Tabaqueira II, S.A.	Portugal
TabLabs Inc.	Canada
Tobacco House of Sweden AB	Sweden
Triaga Inc.	United States
UAB Philip Morris Baltic	Lithuania
UAB Philip Morris Lietuva	Lithuania
United Kingdom Tobacco Company Limited (The)	United Kingdom
Vectura Delivery Devices Limited	United Kingdom
Vectura Gmbh	Germany
Vectura Group Investments Limited	United Kingdom
Vectura Group Ltd.	United Kingdom
Vectura Group Services Limited	United Kingdom
Vectura Inc.	United States
Vectura Ireland Limited	United Kingdom
Vectura Limited	United Kingdom